                                               Filed Pursuant to Rule 424(b)(5)
                                                     Registration No. 333-63619
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 30, 1998)

                               1,900,000 Shares

                             [LOGO] FEDERAL REALTY

                     Common Shares of Beneficial Interest

--------------------------------------------------------------------------------

      Federal Realty Investment Trust is offering 1,900,000 of its common shares of beneficial interest. Our common shares are listed on the New York Stock Exchange under the symbol "FRT." The last reported sale price of our common shares on the New York Stock Exchange on June 6, 2002 was $27.35 per share.

--------------------------------------------------------------------------------

      Investing in our common shares involves risks. You should read carefully the risk factors described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2002, which is incorporated by reference in this Prospectus Supplement.

                                                    Per Share    Total
                                                    --------- -----------
       Public offering price....................... $26.5000  $50,350,000
       Underwriting discounts and commissions...... $  .5175  $   983,250
       Proceeds, before expenses, to Federal Realty $25.9825  $49,366,750

      Delivery of the common shares will be made on or about June 12, 2002.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the Prospectus to which it relates are truthful or complete. Any representation to the contrary is a criminal offense.

      We have granted the underwriter a 30-day option to purchase up to an additional 285,000 common shares to cover over-allotments.

      The underwriter, First Union Securities, Inc., is acting under the trade name Wachovia Securities.

--------------------------------------------------------------------------------

                              Wachovia Securities

            The date of this Prospectus Supplement is June 6, 2002.

                               TABLE OF CONTENTS

                             Prospectus Supplement


                                                              Page
                                                              ----
              Prospectus Supplement Summary.................. S-2
                  The Trust.................................. S-2
                  Recent Developments........................ S-2
                  The Offering............................... S-3
              About This Prospectus Supplement............... S-4
              Where You Can Find More Information............ S-4
              A Warning About Forward-Looking Statements..... S-5
              Use of Proceeds................................ S-6
              Underwriting................................... S-7
              Experts........................................ S-9
              Legal Matters.................................. S-9

                                Prospectus
              Available Information..........................   2
              Incorporation of Certain Documents By Reference   2
              The Trust......................................   3
              Use of Proceeds................................   4
              Ratios of Earnings to Fixed Charges............   4
              Description of Debt Securities.................   4
              Description of Preferred Shares................  15
              Description of Common Shares...................  21
              Federal Income Tax Considerations..............  22
              Plan of Distribution...........................  23
              Legal Opinions.................................  24
              Experts........................................  24

--------------------------------------------------------------------------------

      You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. We have not, and the underwriter has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

                         PROSPECTUS SUPPLEMENT SUMMARY

      The following is only a summary. It should be read together with the more detailed information included elsewhere in this Prospectus Supplement and the accompanying Prospectus. In addition, important information is incorporated by reference into this Prospectus Supplement and the accompanying Prospectus.

                                   The Trust

      Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development and re-development of high quality retail and mixed-use properties. Federal Realty owns or has an interest in 58 community and neighborhood shopping centers comprising over 12 million square feet, primarily located in densely populated and affluent communities throughout the Northeast and Mid-Atlantic United States. In addition, Federal Realty owns 56 urban retail and mixed-use properties comprising over 2 million square feet located in strategic metropolitan markets across the United States and one apartment complex. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 34 consecutive years. Federal Realty operates in a manner intended to qualify as a real estate investment trust pursuant to provisions of the Internal Revenue Code. Our offices are located at 1626 East Jefferson Street, Rockville, Maryland 20852. Our telephone number is (301) 998-8100 or (800) 658-8980.

                              Recent Developments

      On June 6, 2002, as part of our previously announced plan to sell slower growing assets and reinvest the proceeds in assets with greater growth potential consistent with our business plan, we completed the sale of Uptown Shopping Center, a property containing approximately 72,000 square feet of retail space and 47 residential apartment units located in Portland, Oregon, for approximately $20.8 million in cash. The capitalization rate for this property is approximately 8.4% based on the property's estimated forward 12-month net operating income. As a result of the sale, we will record a gain of approximately $5.0 million in the second quarter of 2002. Proceeds from the sale will be used for a tax-deferred exchange, to pay down debt and/or to fund redevelopment activities within our core portfolio.

      On June 4, 2002, our board of trustees, upon the recommendation of our audit committee, appointed Grant Thornton LLP as our independent auditor for 2002, replacing Arthur Andersen LLP. The audit committee recommended the selection of Grant Thornton, which previously had served as our independent auditor for over 20 years between 1977 and 1998, following a thorough evaluation of five major accounting firms as possible successors to Arthur Andersen.

                                 The Offering

Common shares offered by Federal Realty  1,900,000 shares (1)

Common shares to be outstanding after
  the offering........................   42,770,820 shares (1)(2)

Public offering price per share.......   $26.50

Use of proceeds.......................   We intend to use the net proceeds of
                                         the offering for the redevelopment of
                                         existing properties within our
                                         portfolio, for the acquisition of
                                         retail properties consistent with our
                                         business strategy, and for other
                                         general corporate purposes, which may
                                         include the retirement of debt.

New York Stock Exchange symbol........   FRT

Federal income tax consequences.......   For a description of the material
                                         federal income tax consequences of an
                                         investment in our common shares,
                                         please review the disclosure contained
                                         in our Current Report on Form 8-K,
                                         filed with the SEC on March 28, 2002,
                                         which is incorporated by reference in
                                         this Prospectus Supplement. You may
                                         obtain a copy of this Current Report
                                         as described below under "Where You
                                         Can Find More Information."

Risk factors..........................   Investing in our common shares
                                         involves risks. You should read
                                         carefully the risk factors described
                                         in our Annual Report on Form 10-K
                                         filed with the SEC on March 22, 2002,
                                         which is incorporated by reference in
                                         this Prospectus Supplement. You may
                                         obtain a copy of this Annual Report as
                                         described below under "Where You Can
                                         Find More Information."




--------------
(1) Assumes no exercise by the underwriter of its 285,000 share over-allotment option.
(2) Based upon common shares outstanding as of June 5, 2002. Excludes shares that may be issued by Federal Realty upon exercise of outstanding share options and shares that may be issued by Federal Realty upon exercise of conversion and put rights by current or former joint venture and other business partners.

                       ABOUT THIS PROSPECTUS SUPPLEMENT

      This Prospectus Supplement is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933. This Prospectus Supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see the agreement or document for a complete description of these matters. In particular, the summary of some of the provisions of our declaration of trust and bylaws, including the articles supplementary establishing the terms of one series of our outstanding preferred shares, are subject to, and are qualified in their entirety by reference to, the copy of our declaration of trust that has been filed as an exhibit to the registration statement and the copy of our bylaws that has been filed as an exhibit to our registration statement on Form 8-A/A, filed with the SEC on June 6, 2002.

      You should read this Prospectus Supplement together with the additional information described under the heading "Where You Can Find More Information" below.

                      WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports and other information with the SEC. You may read and copy materials that we have filed with the SEC, including the registration statement, at the following location:

                             Public Reference Room
                            450 Fifth Street, N.W.
                                   Room 1024
                             Washington, DC 20549

      You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at (800) SEC-0330.

      The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov. Reports, proxy statements and other information concerning Federal Realty Investment Trust may also be inspected at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York, NY 10005.

      The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Prospectus Supplement and the accompanying Prospectus, and information we file later with the SEC will automatically update and supersede the information in this Prospectus Supplement, the accompanying Prospectus and any document we previously filed with the SEC. In particular, the information appearing in the accompanying Prospectus under "Description of Common Shares" has been superseded in its entirety, and the information appearing in the accompanying Prospectus under the caption "Federal Income Tax Considerations" has been superseded in part, by information appearing in the filings listed below. We incorporate by reference the filings listed below, which we have previously filed with the SEC, and any future filings made with the SEC prior to the termination of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. All of these filings, which contain important information about us, are considered a part of this Prospectus Supplement and the accompanying Prospectus.

The file number for each of the listed documents is 1-07533.

      (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

      (2)   Our Quarterly Report on Form 10-Q for the quarter ended March 31,
            2002.

      (3)   Our Current Reports on Form 8-K filed on the following dates:

        .   February 12, 2002;
        .   March 12, 2002;
        .   March 28, 2002;
        .   April 30, 2002; and
        .   June 5, 2002

      (4) Description of our common shares included in our Registration Statement on Form 8-A/A filed on June 6, 2002.

      (5) Description of our common share purchase rights included in our Registration Statement on Form 8-A/A filed on March 11, 1999.

You may obtain copies of documents incorporated by reference in this document, without charge, by writing us at the following address or calling us at the telephone number listed below:

                               Andrew P. Blocher
            Vice President, Investor Relations and Capital Markets
                        FEDERAL REALTY INVESTMENT TRUST
                           1626 E. Jefferson Street
                           Rockville Maryland 20852
                       (301) 998-8100 or (800) 658-8980

                  A WARNING ABOUT FORWARD-LOOKING STATEMENTS

      We make forward-looking statements in this Prospectus Supplement and the accompanying Prospectus, and in documents that are incorporated by reference in the Prospectus Supplement and the accompanying Prospectus, that are subject to risks and uncertainties. Forward-looking statements include information concerning our possible or assumed future results of operations. Also, statements including words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," or similar expressions are forward-looking statements. Many factors, some of which are discussed elsewhere in this Prospectus Supplement and the accompanying Prospectus and in the documents incorporated by reference in the Prospectus Supplement and the accompanying Prospectus, could affect our future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. Important factors that could cause actual results to differ materially from current expectations reflected in the forward-looking statements included and incorporated by reference in this Prospectus Supplement and the accompanying Prospectus include, among others, the risk factors discussed in the filings made by us with the SEC that are identified above and incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.

      Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results and shareholder values may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                                USE OF PROCEEDS

      The net proceeds from the sale of common shares offered hereby are estimated to be approximately $49.2 million (up to approximately $56.6 million if the underwriter's over-allotment option is exercised in full). "Net proceeds" are what we expect to receive after deducting underwriting discounts and commissions and paying certain expenses of the offering, which expenses we estimate to be approximately $150,000.

      We intend to use the net proceeds of the offering for the redevelopment of existing properties within our portfolio, for the acquisition of retail properties consistent with our business strategy, and for other general corporate purposes, which may include the retirement of debt. Pending such uses of the net proceeds, we plan to temporarily repay outstanding indebtedness under our revolving credit facility and/or invest proceeds in investment grade commercial paper. Amounts that we repay under our credit facility may be reborrowed, subject to compliance with financial covenants and other customary conditions to borrowing. Our credit facility bears interest at a spread over LIBOR determined by our credit rating and matures in December 2003. The weighted average interest rate on borrowings under our credit facility for the three months ended March 31, 2002 was 2.6%.

                                 UNDERWRITING

      Subject to the terms and conditions stated in the underwriting agreement and the related pricing agreement, each dated the date of this Prospectus Supplement, First Union Securities, Inc. (acting under the trade name Wachovia Securities) has agreed to purchase, and we have agreed to sell to the underwriter, all of the 1,900,000 common shares offered by this Prospectus Supplement.

      The underwriting agreement provides that the obligation of the underwriter to purchase the shares included in this offering is subject to approval of certain legal matters by counsel and to other conditions. The underwriter is obligated to purchase all of the shares (other than those covered by the over-allotment option described below) if it purchases any of the shares.

      The underwriter proposes to offer some of the shares directly to the public at the public offering price set forth on the cover page of this Prospectus Supplement and some of the shares to certain dealers at the public offering price, less a concession not to exceed $0.35 per share. The underwriter may allow, and dealers may reallow, a concession not to exceed $0.10 per share on sales to other dealers. If all of the shares are not sold at the initial offering price, the underwriter may change the public offering price and the other selling terms.

      We have granted to the underwriter an option, exercisable for 30 days from the date of this Prospectus Supplement, to purchase up to 285,000 additional common shares at the public offering price less the underwriting discounts and commissions and less an amount per share equal to any dividends or distributions paid or payable on the 1,900,000 common shares referred to above but not payable on the common shares to be purchased upon exercise of that option. The underwriter may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering.

      We and three of our senior officers, including our chairman of the board and chief executive officer, have agreed that, for a period of 60 days from the date of this Prospectus Supplement, we and they will not, without the prior written consent of First Union Securities, Inc., dispose of or hedge any common shares or any securities convertible into or exercisable or exchangeable for our common shares, except that our chairman and chief executive officer will be permitted, commencing on the 31/st/ day after the date of this Prospectus Supplement, to sell up to 200,000 common shares acquired upon the exercise of options. While in effect, our lock-up agreement will not prevent us from issuing common shares pursuant to:

     .   our Dividend Reinvestment and Share Purchase Plan;
     . our employee or trustee benefit plans, including as a result of exercises of options granted under these plans; or
     . any exercise of contractual rights that may require us to issue common shares to current or former joint venture and other business partners with which we own properties.

The lock-up agreements do not prohibit the senior officers from exercising options or purchasing shares under employee or trustee benefit plans or from making gifts of common shares or securities convertible into or exercisable or exchangeable for common shares for the benefit of their immediate families or for charitable purposes as long as the donee enters into a similar lock-up agreement. First Union Securities, Inc. may, in its sole discretion, release any of the securities subject to these lock-up agreements at any time without notice.

      Our common shares are listed on the New York Stock Exchange under the symbol "FRT."

      The following table shows the underwriting discounts and commissions that we are to pay to the underwriter in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriter's option to purchase additional common shares.


                                      No Exercise Full Exercise
                                      ----------- -------------
                 Per share...........  $  .5175    $    .5175
                 Total...............  $983,250    $1,130,738
                                       --------    ----------

      In connection with the offering, First Union Securities, Inc. may purchase and sell common shares in the open market. These transactions may include short sales, covering transactions and stabilizing transactions. Short sales involve sales of common shares in excess of the number of shares to be purchased by the underwriter in this offering, which creates a short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriter's over-allotment option. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase common shares through the over-allotment option. Transactions to close out the covered short position involve either purchases in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriter may also make "naked" short sales of shares in excess of the over-allotment option. The underwriter must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress.

      Any of these activities may have the effect of preventing or retarding a decline in the market price of our common shares. They may also cause the price of our common shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions on the New York Stock Exchange or in the over-the-counter market, or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.

      We estimate that the total expenses we will incur in this offering, other than underwriting discounts and commissions, will be approximately $150,000.

      First Union Securities, Inc. has performed certain investment banking and financial advisory services for us from time to time for which it has received customary fees and expenses. First Union Securities, Inc. may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business.

      In addition, Wachovia Bank, N.A., an affiliate of First Union Securities, Inc., is a participating lender and administrative agent on our credit facility and will receive its proportionate share of any amounts repaid under that facility with the net proceeds of this offering.

      First Union Securities, Inc. is an indirect, wholly owned subsidiary of Wachovia Corporation. Wachovia Corporation conducts its investment banking, institutional, and capital markets businesses through its various bank, broker-dealer and non-bank subsidiaries (including First Union Securities, Inc.) under the trade name of Wachovia Securities. Any references to Wachovia Securities in this Prospectus Supplement, however, do not include Wachovia Securities, Inc., member NASD/SIPC, a separate broker-dealer subsidiary of Wachovia Corporation and an affiliate of First Union Securities, Inc., which may or may not be participating as a selling group member in the distribution of the common shares offered by this Prospectus Supplement.

      We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

                                    EXPERTS

      The consolidated financial statements and schedules appearing in our Annual Report on Form 10-K for the periods indicated in their reports, incorporated by reference into this Prospectus Supplement and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                                 LEGAL MATTERS

      Hogan & Hartson L.L.P. will pass upon the validity of the issuance of the common shares offered by this Prospectus Supplement and certain federal income tax matters. Sidley Austin Brown & Wood LLP, San Francisco, California, will act as counsel to the underwriter. Sidley Austin Brown & Wood LLP will rely on Hogan & Hartson L.L.P. as to all matters of Maryland law.

[LOGO] FEDERAL REALTY

                                 $500,000,000

              Debt Securities, Preferred Shares and Common Shares

   Federal Realty Investment Trust (the "Trust") may from time to time offer in one or more series (i) its unsecured debt securities (the "Debt Securities"),
(ii) its preferred shares (the "Preferred Shares"), and (iii) its common shares of beneficial interest, no par or stated value (the "Common Shares"), with an aggregate public offering price of up to $500,000,000 (or its equivalent based on the exchange rate at the time of sale) in amounts, at prices and on terms to be determined at the time of offering. The Debt Securities, Preferred Shares, and Common Shares (collectively, the "Securities") may be offered, separately or together, in separate series in amounts, at prices and on terms to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

   The Debt Securities will be direct unsecured obligations of the Trust and may be either senior Debt Securities (the "Senior Securities") or subordinated Debt Securities (the "Subordinated Securities"). The Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Trust. The Subordinated Securities will be subordinated to all existing and future Senior Debt of the Trust, as defined. See "Description of Debt Securities."

   The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Trust or repayment at the option of the Holder, terms for sinking fund payments, terms for conversion into Preferred Shares or Common Shares, covenants and the initial public offering price; (ii) in the case of Preferred Shares, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights, and the initial public offering price; and (iii) in the case of Common Shares, the initial public offering price. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be appropriate to preserve the status of the Trust as a real estate investment trust ("REIT") for federal income tax purposes.

   The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

   The Securities may be offered directly, through agents designated from time to time by the Trust, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such Securities.

                               -----------------


THESE  SECURITIES  HAVE  NOT  BEEN  APPROVED  OR DISAPPROVED BY  THE  SECURITIES
    AND EXCHANGE COMMISSION OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS
       THE SECURITIES AND EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR  ADEQUACY  OF  THIS
              PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                               -----------------


              The date of this Prospectus is September 30, 1998.

                             AVAILABLE INFORMATION

   The Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, New York, New York 10048. The Commission also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Trust, that file electronically with the Commission. Such reports, proxy statements and other information concerning the Trust can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   The Trust will provide without charge to each person to whom a copy of this Prospectus is delivered, upon their written or oral request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents). Written requests for such copies should be addressed to Kathy Klein, Vice President, Corporate Communications, Federal Realty Investment Trust, 1626 East Jefferson Street, Rockville, Maryland 20852-4041 (telephone 301/998-8100).

   The Trust has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of which this Prospectus forms a part, with respect to the Securities offered hereby. For further information with respect to the Trust and the Securities offered hereby, reference is made to the Registration Statement and exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and, in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents filed by the Trust with the Commission are incorporated in this Prospectus by reference and are made a part hereof:

      1. The Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

      2. The Trust's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

      3. The Trust's Current Reports on Form 8-K filed with the Commission on February 24, 1998, March 10, 1998, March 11, 1998, May 11, 1998 and August
   7, 1998.

   Each document filed subsequent to the date of this Prospectus pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to termination of the offering of all Securities to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and shall be a part hereof from the date of filing of such document.

   Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein, in any accompanying Prospectus Supplement relating to a specific offering of Securities or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any accompanying Prospectus Supplement. Subject to the foregoing, all information appearing in this Prospectus and each accompanying Prospectus Supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

                                   THE TRUST

      Federal Realty Investment Trust (the "Trust") is an owner, operator and redeveloper of retail properties. Founded in 1962 as a District of Columbia business trust of unlimited duration, the Trust is a self-administered equity real estate investment trust ("REIT"). The Trust consolidates the financial statements of various entities which it controls. At June 30, 1998 the Trust owned 114 retail properties and one apartment complex.

      An important part of the Trust's strategy is to acquire older, well-located properties in prime, densely populated and affluent areas and to enhance their operating performance through a program of renovation, expansion, reconfiguration and retenanting. The Trust's traditional focus has been on community and neighborhood shopping centers that are anchored by supermarkets, drug stores or high volume, value oriented retailers that provide consumer necessities. Late in 1994 the Trust expanded this strategy to include retail buildings and shopping centers in prime established main street shopping areas. In addition, the Trust amended its by-laws in 1996 to permit investments west of the Mississippi River. The Trust continually evaluates its properties for renovation, retenanting and expansion opportunities. Similarly, the Trust regularly reviews its portfolio and from time to time considers selling certain of its properties. For several years the Trust has been seeking sites in its core markets suitable for the construction of new retail properties. Several sites have been identified and beginning in 1998 the Trust is focusing considerable time and resources on ground up development.

      The Trust's portfolio of properties has grown from 42 as of January 1, 1993 to 115 at June 30, 1998. During this period the Trust acquired 78 retail properties for approximately $675 million. During this same period five shopping centers were sold. Also during this period the Trust spent over $250 million to renovate, expand, improve and retenant its properties. The majority of the acquisitions were funded with cash. Of the properties not fully acquired by cash, one was acquired by means of capital and ground leases, one was acquired for Common Shares and the assumption of a mortgage, one was acquired for cash and the assumption of a municipal bond issue and the others were acquired for cash with minority investments by third parties. This growth was financed through borrowing and equity offerings, since each year the Trust has distributed all or the majority of its cash provided by operating activities to its shareholders.

      The Trust's 114 retail properties, consisting of 55 shopping centers and 59 main street retail properties, are located in 16 states and the District of Columbia. Twenty-one of the properties are located in the Washington, D.C. metropolitan area; twenty are in California; fourteen are in Connecticut; eleven are in Pennsylvania, primarily in the Philadelphia area; ten are in New Jersey; ten are in Texas; seven are in Illinois; three are in Virginia; four are in Massachusetts; six are in New York; two are in Florida; two are in Arizona; and there is one in each of the following states: Georgia, Michigan, North Carolina and Oregon.

      The Trust continues to seek older, well-located shopping centers and retail buildings to acquire and then to enhance their revenue potential through a program of renovation, retenanting and remerchandising. The Trust has also located sites where it intends to develop new retail properties.

      The Trust has made 144 consecutive quarterly distributions and has increased its distribution rate for each of the last 31 years. This is the longest record of annual distribution increases in the REIT industry. The current annual indicated distribution rate is $1.76 per share.

      The Trust maintains its offices at 1626 East Jefferson Street, Rockville, Maryland 20852-4041 (telephone 301/998-8100).

                                USE OF PROCEEDS

   Unless otherwise specified in the applicable Prospectus Supplement for any offering of Securities, the Trust intends to use the majority of the net proceeds from the sale of Securities offered by the Trust to repay debt (including repayments of amounts drawn on lines of credit for property acquisitions), make improvements to properties, acquire additional properties and for working capital.

                      RATIOS OF EARNINGS TO FIXED CHARGES

   The following table sets forth the Trust's consolidated ratios of earnings to fixed charges for the periods shown:

                                                              Six Months
                 Years Ended December 31,                   Ended June 30,
  -----------------------------------------------------  --------------------
     1993       1994       1995       1996       1997       1997       1998
  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    1.50x      1.61x      1.55x      1.59x      1.70x      1.70x      1.74x

   The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income before gain on sale of real estate and extraordinary items and fixed charges. Fixed charges consist of interest expense (including interest costs capitalized) and the portion of rent expense representing an interest factor. In October 1997, the Trust issued $100 million of 7.95% Series A Cumulative Redeemable Preferred Shares ("Series A Preferred Shares"). The ratio of earnings to combined fixed charges and preferred dividends was 1.64x for the year ended December 31, 1997, and 1.54x for the six month period ended June 30, 1998. There were no preferred dividends paid by the Trust prior to 1997; as a result, the ratio of earnings to combined fixed charges and preferred dividends for the years ended December 31, 1993 through December 31, 1996, and the six months ended June 30, 1997, are unchanged from the ratios presented in this section.

                        DESCRIPTION OF DEBT SECURITIES

General

   The Senior Securities are to be issued under an indenture dated as of September 1, 1998, as supplemented from time to time (the "Senior Indenture"), between the Trust and First Union National Bank, Trustee, and the Subordinated Securities are to be issued under an indenture dated as of December 1, 1993, as supplemented from time to time (the "Subordinated Indenture"), between the Trust and First Union National Bank, Trustee. The term "Trustee" as used herein shall refer to First Union National Bank as appropriate for Senior Securities or Subordinated Securities. The forms of the Senior Indenture and the Subordinated Indenture (being sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture") are filed as exhibits to the registration statement. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the provisions thereof and do not purport to be complete and are qualified in their entirety by reference to the Indentures and such Debt Securities. Parenthetical references below are to the Indentures and capitalized terms used but not defined herein shall have the respective meanings set forth in the Indentures.

Terms

   The Debt Securities will be direct, unsecured obligations of the Trust. The indebtedness represented by the Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Trust. The indebtedness represented by the Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Debt of the Trust as described under "Subordination."

   Each Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Trustees of the Trust or as established in one or more indentures supplemental to such Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series (Section 301 of each Indenture).

   Any Trustee under either Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series (Section 608 of each Indenture). In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee (Section 609 of each Indenture), and, except as otherwise indicated herein, any action described herein to be taken by each Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

   Reference is made to the Prospectus Supplement relating to the series of Debt Securities being offered for the specific terms thereof, including:

       (1) the title of such Debt Securities and whether such Debt Securities are Senior Securities or Subordinated Securities;

       (2) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

       (3) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities that is convertible into Common Shares or Preferred Shares, or the method by which any such portion shall be determined;

       (4) if convertible, in connection with the preservation of the Trust's status as a REIT, any applicable limitations on the ownership or transferability of the Common Shares or Preferred Shares into which such Debt Securities are convertible;

       (5) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

       (6) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

       (7) the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Dates for such Interest Payment Dates, or the method by which such Dates shall be determined, the Persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

       (8) the place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Trust in respect of such Debt Securities and the applicable Indenture may be served;

       (9) the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of the Trust, if the Trust is to have such an option;

      (10) the obligation, if any, of the Trust to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

      (11) if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

      (12) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

      (13) any additions to, modifications of or deletions from the terms of such Debt Securities with respect to the Events of Default or covenants set forth in the applicable Indenture;

      (14) whether such Debt Securities will be issued in certificated or book-entry form;

      (15) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

      (16) the applicability, if any, of the defeasance and covenant defeasance provisions of Article XIV of the applicable Indenture;

      (17) the terms, if any, upon which such Debt Securities may be convertible into Common Shares or Preferred Shares of the Trust and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

      (18) whether and under what circumstances the Trust will pay Additional Amounts as contemplated in the applicable Indenture on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Trust will have the option to redeem such Debt Securities in lieu of making such payment; and

      (19) any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture (Section 301 of each Indenture).

   The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities") (Section 502 of each Indenture). Special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

   Except as may be set forth in any Prospectus Supplement, the Debt Securities will not contain any provisions that would limit the ability of the Trust to incur indebtedness or that would afford Holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Trust or in the event of a change of control. Restrictions on ownership and transfers of the Trust's Common Shares and Preferred Shares are designed to preserve its status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Description of Common Shares" and "Description of Preferred Shares." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of, or additions to, the Events of Default or covenants of the Trust that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Interest, Registration and Transfer

   Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof (Section 302 of each Indenture).

   Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, initially located at First Union National Bank, 230 S. Tryon Street, 9th Floor, Charlotte, North Carolina

28288-1179 in the case of the Senior Securities and the Subordinated Securities, provided that, at the option of the Trust, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer of funds to such Person at an account maintained within the United States (Sections 301, 305, 306, 307, and 1002 of each Indenture).

   Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the Person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the applicable Trustee, notice whereof shall be given to each Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture (Section 307 of each Indenture).

   Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee referred to above. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the applicable Trustee referred to above. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305 of each Indenture). If the applicable Prospectus Supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by the Trust with respect to any series of Debt Securities, the Trust may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Trust will be required to maintain a transfer agent in each Place of Payment for such series. The Trust may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 1002 of each Indenture).

   Neither the Trust nor either Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security that has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid (Section 305 of each Indenture).

Merger, Consolidation or Sale

   The Trust may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation or trust or entity provided that (a) either the Trust shall be the continuing corporation, or the successor corporation (if other than the Trust) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Trust or any Subsidiary as a result thereof as having been incurred by the Trust or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officers' certificate and legal opinion covering such conditions shall be delivered to each Trustee (Sections 801 and 803 of each Indenture).

Certain Covenants

   Existence. Except as permitted under "Merger, Consolidation or Sale," the Trust will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Trust shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business (Section 1004 of each Indenture).

   Maintenance of Properties. The Trust will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Trust may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times (Section 1005 of each Indenture).

   Insurance. The Trust will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and having a rating of at least A-:XII in Best's Key Rating Guide (Section 1006 of each Indenture).

   Payment of Taxes and Other Claims. The Trust will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Trust or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Trust or any Subsidiary; provided, however, that the Trust shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith (Section 1007 of each Indenture).

   Provision of Financial Information.  Whether or not the Trust is subject to
Section 13 or 15(d) of the Exchange Act, the Trust will within 15 days of each of the respective dates by which the Trust would have been required to file annual reports, quarterly reports and other documents with the Commission if the Trust were so subject (i) transmit by mail to all Holders of Debt Securities, as their names and addresses appear in the Security Register, without cost to such Holders copies of the annual reports, quarterly reports and other documents that the Trust would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Trust were subject to such Sections, (ii) file with the applicable Trustee copies of the annual reports, quarterly reports and other documents that the Trust would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Trust were subject to such Sections and (iii) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder (Section 1008 of each Indenture).

   Additional Covenants. Any additional covenants of the Trust with respect to any series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

Events of Default, Notice and Waiver

   Each Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its Maturity; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance or breach of any other covenant or warranty of the Trust contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the applicable

Indenture; (e) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Trust (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $5,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Trust (including such leases but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $5,000,000 by the Trust, whether such indebtedness now exists or shall hereafter be created which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or such obligations being accelerated, without such acceleration having been rescinded or annulled; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Trust or any Significant Subsidiary or either of its properties; and (g) any other Event of Default provided with respect to a particular series of Debt Securities (Section 501 of each Indenture). The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Trust.

   If an Event of Default under either Indenture with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the applicable Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Debt Securities of that series to be due and payable immediately by written notice thereof to the Trust (and to the applicable Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under either Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the Holders of not less than a majority in principal amount of Outstanding Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if (a) the Trust shall have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable Trustee and (b) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in each Indenture (Section 502 of each Indenture). Each Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default
(x) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (y) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513 of each Indenture).

   Each Trustee is required to give notice to the Holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default shall have been cured or waived; provided, however, that such Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers of such Trustee consider such withholding to be in the interest of such Holders (Section 601 of each Indenture).

   Each Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the case of failure of the applicable Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it (Section 507 of each Indenture). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof (Section 508 of each Indenture).

   Subject to provisions in each Indenture relating to its duties in case of default, neither Trustee is under an obligation to exercise any of its rights or powers under such Indenture at the request or direction of any Holders of any series of Debt Securities then Outstanding under such Indenture, unless such Holders shall have offered to the Trustee thereunder reasonable security or indemnity (Section 602 of each Indenture). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under each Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or of exercising any trust or power conferred upon such Trustee. However, each Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve such Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein (Section 512 of each Indenture).

   Within 120 days after the close of each fiscal year, the Trust must deliver to each Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof (Section 1009 of each Indenture).

Modification of the Indentures

   Modifications and amendments of either Indenture may be made only with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities issued under such Indenture which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest (or premium, if any) on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security; (c) change the Place of Payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security (Section 902 of each Indenture).

   The Holders of not less than a majority in principal amount of Outstanding Debt Securities issued under either Indenture have the right to waive compliance by the Trust with certain covenants in such Indenture (Section 1011 of each Indenture).

   Modifications and amendments of either Indenture may be made by the Trust and the respective Trustee thereunder without the consent of any Holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another Person to the Trust as obligor under such Indenture; (ii) to add to the covenants of the Trust for the benefit of the Holders of all or any series of Debt Securities or to surrender any

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

right or power conferred upon the Trust in such Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (iv) to add or change any provisions of either Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of either Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Common Shares or Preferred Shares of the Trust; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under either Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in either Indenture, provided that such action shall not adversely affect the interests of Holders of Debt Securities of any series issued under such Indenture; or (x) to supplement any of the provisions of either Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series (Section 901 of each Indenture).

   Each Indenture provides that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of a Debt Security denominated in a Foreign Currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above), (iii) the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to
Section 301 of each Indenture, and (iv) Debt Securities owned by the Trust or any other obligor upon the Debt Securities or any Affiliate of the Trust or of such other obligor shall be disregarded (Section 101 of each Indenture).

   Each Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series (Section 1501 of each Indenture). A meeting may be called at any time by the applicable Trustee, and also, upon request, by the Trust or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as provided in the Indenture (Section 1502 of each Indenture). Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of either Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with either Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Section 1504 of each Indenture).

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

   Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that either Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture (Section 1504 of each Indenture).

Subordination

   Upon any distribution to creditors of the Trust in a liquidation, dissolution or reorganization, the payment of the principal of and interest on the Subordinated Securities will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Debt (Sections 1601 and 1602 of the Subordinated Indenture), but the obligation of the Trust to make payment of the principal and interest on the Subordinated Securities will not otherwise be affected (Section 1608 of the Subordinated Indenture). No payment of principal or interest may be made on the Subordinated Securities at any time if a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and the default is the subject of judicial proceedings or the Trust receives notice of the default (Section 1603 of the Subordinated Indenture). After all Senior Debt is paid in full and until the Subordinated Securities are paid in full, holders will be subrogated to the rights of holders of Senior Debt to the extent that distributions otherwise payable to holders have been applied to the payment of Senior Debt (Section 1607 of the Subordinated Indenture). By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Trust may recover more, ratably, than holders of the Subordinated Securities.

   Senior Debt is defined in the Subordinated Indenture as the principal of and interest on, or substantially similar payments to be made by the Trust in respect of, the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred, created or assumed:
(a) indebtedness of the Trust for money borrowed or represented by purchase-money obligations, (b) indebtedness of the Trust evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument, (c) obligations of the Trust as lessee under leases of property either made as part of any sale and leaseback transaction to which the Trust is a party or otherwise,
(d) indebtedness of partnerships and joint ventures which is included in the consolidated financial statements of the Trust, (e) indebtedness, obligations and liabilities of others in respect of which the Trust is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which the Trust has agreed to purchase or otherwise acquire, and
(f) any binding commitment of the Trust to fund any real estate investment or to fund any investment in any entity making such real estate investment, in each case other than (1) any such indebtedness, obligation or liability referred to in clauses (a) through (f) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Subordinated Securities or ranks pari passu with the Subordinated Securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Trust to substantially the same extent as or to a greater extent than the Subordinated Securities are subordinated, and (3) the Subordinated Securities (Section 101 of the Subordinated Indenture). At June 30, 1998, Senior Debt aggregated approximately $648 million. There are no restrictions in the Subordinated Indenture upon the creation of additional Senior Debt.

Discharge, Defeasance and Covenant Defeasance

   Under each Indenture, the Trust may discharge certain obligations to Holders of any series of Debt Securities issued thereunder that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for

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

redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Section 401 of each Indenture).

   Each Indenture provides that, if the provisions of Article Fourteen thereof are made applicable to the Debt Securities of or within any series pursuant to
Section 301 of such Indenture, the Trust may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402 of each Indenture) or (b) to be released from its obligations with respect to such Debt Securities under Sections 1004 to 1008, inclusive, of each Indenture (being the restrictions described under "Certain Covenants") or, if provided pursuant to Section 301 of each Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section 1403 of each Indenture), in either case upon the irrevocable deposit by the Trust with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor (Section 1404 of each Indenture).

   Such a trust may only be established if, among other things, the Trust has delivered to the applicable Trustee an Opinion of Counsel (as specified in each Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U. S. federal income tax law occurring after the date of the Indenture (Section 1404 of each Indenture).

   "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section 101 of each Indenture).

   Unless otherwise provided in the applicable Prospectus Supplement, if after the Trust has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to Section 301

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

of either Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (Section 1405 of each Indenture). "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that are payable in a Foreign Currency that ceases to be used by its government of issuance shall be made in U.S. dollars (Section 101 of each Indenture).

   In the event the Trust effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "Events of Default, Notice and Waiver" with respect to Sections 1004 to 1008, inclusive, of each Indenture (which Sections would no longer be applicable to such Debt Securities) or described in clause (g) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Trust would remain liable to make payment of such amounts due at the time of acceleration.

   The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

Conversion Rights

   The terms and conditions, if any, upon which the Debt Securities are convertible into Common Shares or Preferred Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Common Shares or Preferred Shares, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the Holders or the Trust, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities.

Global Securities

   The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

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

                        DESCRIPTION OF PREFERRED SHARES

General

   The Trust is authorized to issue an unlimited number of preferred shares (the "Preferred Shares"). On October 6, 1997, the Trust issued 4,000,000 shares of 7.95% Series A Cumulative Redeemable Preferred Shares (liquidation preference $25.00 per share); no other Preferred Shares are outstanding.

   The following description of the Preferred Shares sets forth certain general terms and provisions of the Preferred Shares to which any Prospectus Supplement may relate. The statements below describing the Preferred Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Trust's Third Amended and Restated Declaration of Trust (the "Declaration of Trust") and Bylaws and applicable statement of designations (the "Statement of Designations").

Terms

   Subject to the limitations prescribed by the Declaration of Trust, the Board of Trustees is authorized to fix the number of shares constituting each series of Preferred Shares and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Trustees. The Preferred Shares will, when issued, be fully paid and nonassessable by the Trust (except as described under "Shareholder Liability" below) and will have no preemptive rights.

   Reference is made to the Prospectus Supplement relating to the Preferred Shares offered thereby for specific terms, including:

      (1) The title and stated value of such Preferred Shares;

      (2) The number of such Preferred Shares offered, the liquidation preference per share and the offering price of such Preferred Shares;

      (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Shares;

      (4) The date from which dividends on such Preferred Shares shall accumulate, if applicable;

      (5) The procedures for any auction and remarketing, if any, for such Preferred Shares;

      (6) The provision for a sinking fund, if any, for such Preferred Shares;

      (7) The provision for redemption, if applicable, of such Preferred Shares;

      (8) Any listing of such Preferred Shares on any securities exchange;

      (9) The terms and conditions, if applicable, upon which such Preferred Shares will be convertible into Common Shares of the Trust, including the conversion price (or manner of calculation thereof);

      (10) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Shares;

      (11) A discussion of federal income tax considerations applicable to such Preferred Shares;

      (12) The relative ranking and preferences of such Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Trust;

      (13) Any limitations on issuance of any series of Preferred Shares ranking senior to or on a parity with such series of Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Trust; and

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

      (14) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Trust as a REIT.

Rank

   Unless otherwise specified in the Prospectus Supplement, the Preferred Shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Trust, rank (i) senior to all classes or series of Common Shares or other capital shares of the Trust, and to all equity securities ranking junior to such Preferred Shares; (ii) on a parity with all equity securities issued by the Trust the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares; and
(iii) junior to all equity securities issued by the Trust the terms of which specifically provide that such equity securities rank senior to the Preferred Shares. The term "equity securities" does not include convertible debt securities.

Dividends

   Holders of the Preferred Shares of each series will be entitled to receive, when, as and if declared by the Board of Trustees of the Trust, out of assets of the Trust legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the share transfer books of the Trust on such record dates as shall be fixed by the Board of Trustees of the Trust.

   Dividends on any series of the Preferred Shares may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Trustees of the Trust fails to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are noncumulative, then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Trust will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

   If Preferred Shares of any series are outstanding, no dividends will be declared or paid or set apart for payment on the Preferred Shares of the Trust of any other series ranking, as to dividends, on a parity with or junior to the Preferred Shares of such series for any period unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series for all past dividend periods and the then current dividend period or
(ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Shares of any series and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Preferred Shares of such series, all dividends declared upon Preferred Shares of such series and any other series of Preferred Shares ranking on a parity as to dividends with such Preferred Shares shall be declared pro rata so that the amount of dividends declared per Preferred Share of such series and such other series of Preferred Shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Shares of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend) and such other series of Preferred Shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Shares of such series which may be in arrears.

   Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in Common Shares or other capital shares ranking junior to the Preferred Shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Common Shares, or any other capital shares of the Trust ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation, nor shall any Common Shares, or any other capital shares of the Trust ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust (except by conversion into or exchange for other capital shares of the Trust ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

   Any dividend payment made on shares of a series of Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

Redemption

   If so provided in the applicable Prospectus Supplement, the Preferred Shares will be subject to mandatory redemption or redemption at the option of the Trust, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

   The Prospectus Supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of such Preferred Shares that shall be redeemed by the Trust in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of capital shares of the Trust, the terms of such Preferred Shares may provide that, if no such capital shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares shall automatically and mandatorily be converted into the applicable capital shares of the Trust pursuant to conversion provisions specified in the applicable Prospectus Supplement.

   Notwithstanding the foregoing, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all shares of any series of Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and
(ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of any series of Preferred Shares shall be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Trust or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series, and, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Trust shall not purchase or otherwise acquire directly or indirectly any Preferred Shares of such series (except by conversion into or exchange for capital shares of the Trust ranking junior to the Preferred Shares of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Trust or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series.

   If fewer than all of the outstanding shares of Preferred Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by the Trust and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Trust.

   Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the share transfer books of the Trust. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and
(vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Trust in trust for the benefit of the holders of any Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference

   Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, then, before any distribution or payment shall be made to the holders of any Common Shares, excess shares or any other class or series of capital shares of the Trust ranking junior to the Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, the holders of each series of Preferred Shares shall be entitled to receive out of assets of the Trust legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of the remaining assets of the Trust. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Trust are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of capital shares of the Trust ranking on a parity with the Preferred Shares in the distribution of assets, then the holders of the Preferred Shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

   If liquidating distributions shall have been made in full to all holders of Preferred Shares, the remaining assets of the Trust shall be distributed among the holders of any other classes or series of capital shares ranking junior to the Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Trust with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Trust, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

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

Voting Rights

   Holders of the Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

   Whenever dividends on any Preferred Shares shall be in arrears for six consecutive quarterly periods, the holders of such Preferred Shares (voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Trustees of the Trust at the next annual meeting of shareholders and at each subsequent meeting until (i) if such series of Preferred Shares has a cumulative dividend, all dividends accumulated on such shares of Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment or (ii) if such series of Preferred Shares does not have a cumulative dividend, four consecutive quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Trustees of the Trust will be increased by two Trustees.

   Unless provided otherwise for any series of Preferred Shares, so long as any Preferred Shares remain outstanding, the Trust will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of each series of Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital shares ranking prior to such series of Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital shares of the Trust into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Trust's Declaration of Trust or the Statement of Designations for such series of Preferred Shares, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other series of Preferred Shares, or (y) any increase in the amount of authorized shares of such series or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Preferred Shares of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

   The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion Rights

   The terms and conditions, if any, upon which any series of Preferred Shares are convertible into Common Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of Common Shares into which the Preferred Shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Shares or the Trust, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Shares.

Shareholder Liability

   As discussed below under "Description of Common Shares--Shareholder Liability," the Declaration of Trust provides that no shareholder, including holders of Preferred Shares, shall be personally liable for the acts and obligations of the Trust and that the funds and property of the Trust shall be solely liable for such acts or obligations. The Declaration of Trust provides that, to the extent practicable, each written instrument creating an obligation of the Trust shall contain a provision to that effect. The Declaration of Trust also provides that the Trust shall indemnify and hold harmless shareholders against all claims and liabilities and related reasonable expenses to which they may become subject by reason of their being or having been shareholders. In some jurisdictions, however, with respect to tort and contract claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, shareholders may be personally liable to the extent that such claims are not satisfied by the Trust. The Trust carries public liability insurance that the Trustees consider adequate. Thus, any risk of personal liability to shareholders is limited to situations in which the Trust's assets plus its insurance coverage would be insufficient to satisfy the claims against the Trust and its shareholders.

Restrictions on Ownership

   As discussed below under "Description of Common Shares--Restrictions on Ownership," for the Trust to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding capital shares may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Trust in meeting this requirement, the Trust may take certain other actions to limit the beneficial ownership, directly or indirectly, by a single person of more than 9.8% of the Trust's outstanding equity securities, including any Preferred Shares of the Trust. Therefore, the Statement of Designations for each series of Preferred Shares will contain certain provisions restricting the ownership and transfer of the Preferred Shares. The applicable Prospectus Supplement will specify any additional ownership limitation relating to a series of Preferred Shares.

                         DESCRIPTION OF COMMON SHARES

General

   The Common Shares are issued pursuant to the Declaration of Trust. The Common Shares (no par or stated value) are equal with respect to distribution and liquidation rights, are not convertible, have no preemptive rights to subscribe for additional Common Shares, are nonassessable (except as described under "Shareholder Liability" below) and are transferable in the same manner as shares of a corporation. Each shareholder is entitled to one vote in person or by proxy for each Common Share registered in his name and has the right to vote on the election or removal of Trustees, amendments to the Declaration of Trust, proposals to terminate, reorganize, merge or consolidate the Trust or to sell or dispose of substantially all of the Trust's property and with respect to certain business combinations. The Trust will have perpetual existence unless and until dissolved and terminated. Except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind the Trustees. The Common Shares offered by the Trust will be, when issued, fully paid and nonassessable (except as described under "Shareholder Liability" below).

   Without shareholder approval, the Trust may issue an unlimited number of securities, warrants, rights, or other options to purchase Common Shares and other securities convertible into Common Shares.

   Several provisions in the Declaration of Trust may have the effect of deterring a takeover of the Trust. These provisions (i) establish the percentage of outstanding Common Shares required to approve certain matters, including removal of a Trustee, amendment of any section of the Declaration of Trust that provides for a shareholder vote, the reorganization, merger, consolidation, sale or termination of the Trust and a sale of substantially all of the assets of the Trust, at 80% unless the matter to be acted upon is approved or recommended by the Board of Trustees in which event the percentage is 66 2/3%; (ii) restrict ownership of the Trust's outstanding capital shares by a single person to 9.8% of such capital shares unless otherwise approved by the Board of Trustees to assist in protecting and preserving the qualification of the Trust as a real estate investment trust under the Code; and (iii) include a "fair price" provision that would deter a "two-stage" takeover transaction by requiring an 80% vote of outstanding Common Shares for certain defined "business combinations" with shareholders owning more than 9.8% of Common Shares or their affiliates if the transaction is neither approved by the Board of Trustees nor meets certain price and procedural conditions.

   In addition, the Declaration of Trust includes provisions for (i) the classification of Trustees into three classes serving three year staggered terms and (ii) the authorization of Trustees to issue an unlimited number of Common Shares and to issue additional classes of equity securities in unlimited numbers with such rights, qualifications, limitations or restrictions as are stated in the Board of Trustees' resolution establishing such class of securities.

   In 1989, the Trustees adopted a Shareholder Rights Plan (the "Plan"). Under the Plan, one right was issued for each outstanding Common Share and a right will be attached to each Share issued in the future. The rights authorize the holders to purchase Common Shares at a price below market upon the occurrence of certain events, including, unless approved by the Board of Trustees, acquisition by a person or group of certain levels of beneficial ownership of the Trust or a tender offer. The rights are redeemable by the Trust for $.01 and expire in 1999.

Restrictions on Ownership

   For the Trust to qualify as a REIT under the Code, not more than 50% in value of the outstanding capital shares, including in some circumstances capital shares into which outstanding securities (including the Securities) might be converted, may be owned actually or constructively by five or fewer individuals or certain other entities at any time during the last half of the Trust's taxable year. To assist the Trust in meeting this requirement, the Trust (a) by lot or other equitable means, may prevent the transfer of and/or may call for redemption a number of capital shares sufficient for the continued qualification of the Trust as a REIT and (b) may refuse to register the transfer of capital shares and may take certain other actions to limit the beneficial ownership, directly or indirectly, by a single person of more than 9.8% of the Trust's outstanding equity securities. Capital shares reserved for issuance upon conversion of any class of then outstanding convertible securities of the Trust may be considered outstanding capital shares for purposes of this provision if the effect thereof would be to cause a single person to own or to be deemed to own more than 9.8% of the Trust's outstanding capital shares. Without shareholder approval, the Trust may issue an unlimited number of securities, warrants, rights or other options to purchase Common Shares and other securities convertible into Common Shares.

Shareholder Liability

   The Declaration of Trust provides that no shareholder shall be personally liable in connection with the Trust's property or the affairs of the Trust. The Declaration of Trust further provides that the Trust shall indemnify and hold harmless shareholders against all claims and liabilities and related reasonable expenses to which they may become subject by reason of their being or having been shareholders. In addition, the Trust is required to, and as a matter of practice does, insert a clause in its contracts that provides that shareholders shall not be personally liable thereunder. However, in respect to tort claims and contract claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Trust. The Trust carries public liability insurance that the Trustees consider adequate. Thus, any risk of personal liability to shareholders is limited to situations in which the Trust's assets plus its insurance coverage would be insufficient to satisfy the claims against the Trust and its shareholders.

Registrar and Transfer Agent

   The Registrar and Transfer Agent for the Common Shares is American Stock Transfer & Trust Company, New York, New York.

                       FEDERAL INCOME TAX CONSIDERATIONS

   The Trust believes it has operated, and the Trust intends to continue to operate, in such manner as to qualify as a REIT under the Code, but no assurance can be given that it will at all times so qualify. The provisions of the Code pertaining to REITs are highly technical and complex. The following is a brief and general summary of certain provisions that currently govern the federal income tax treatment of the Trust and its shareholders. For the particular provisions that govern the federal income tax treatment of the Trust and its shareholders, reference is made to Sections 856 through 860 of the Code and the treasury regulations promulgated thereunder. The following summary is qualified in its entirety by such reference.

   Under the Code, if certain requirements are met in a taxable year, a REIT generally will not be subject to federal income tax with respect to income that it distributes to its shareholders. If the Trust fails to qualify during any taxable year as a REIT, unless certain relief provisions are available, it will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, which could have a material adverse effect upon its shareholders.

   To qualify as a REIT, the Trust must comply with a number of annual requirements regarding its income, assets and distributions. These requirements impose a number of restrictions on the Trust's operations. For example, the Trust may not lease property if the lease has the effect of giving the Trust a share of the net income of the lessee. The amount of personal property that may be included under a lease may not exceed a defined, low level, and the Trust may not provide services to its tenants, other than customary services and de minimis non-customary services. The Trust's ability to acquire non-real estate assets is restricted, and a 100% tax is imposed on any gain that the Trust realizes from sales of property to customers in the ordinary course of business (other than property acquired by reason of certain foreclosures), effectively preventing the Trust from participating directly in condominium projects and other projects involving the development of property for resale. Minimum distribution requirements also generally require the Trust to distribute at least 95% of its taxable income each year (excluding any net capital gain).

   In any year in which the Trust qualifies to be taxed as a REIT, distributions made to its shareholders out of current or accumulated earnings and profits will be taxed to shareholders as ordinary income except that distributions of net capital gains designated by the Trust as capital gain dividends will be taxed as long-term capital gain income to the shareholders. A portion of such gains may be taxed at the 25% rate applicable to "Section 1250" gains. To the extent that distributions exceed current or accumulated earnings and profits, they will constitute a return of capital, rather than dividend or capital gain income, and will reduce the basis for the shareholder's Securities with respect to which the distribution is paid or, to the extent that they exceed such basis, will be taxed in the same manner as gain from the sale of those Securities.

   Investors are urged to consult their own tax advisors with respect to the appropriateness of an investment in the Securities offered hereby and with respect to the tax consequences arising under federal law and the laws of any state, municipality or other taxing jurisdiction, including tax consequences resulting from such investor's own tax characteristics. In particular, foreign investors should consult their own tax advisors concerning the tax consequences of an investment in the Trust, including the possibility of United States income tax withholding on Trust distributions.

                             PLAN OF DISTRIBUTION

   The Trust may sell Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents.

   The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   In connection with the sale of Securities, underwriters may receive compensation from the Trust or from purchasers of Securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions they receive from the Trust, and any profit on the resale of Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Trust will be described, in the Prospectus Supplement.

   Unless otherwise specified in the related Prospectus Supplement, each series of Securities will be a new issue with no established trading market, other than the Common Shares which are listed on the New York Stock Exchange. Any Common Shares sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance. The Trust may elect to list any series of Debt Securities or Preferred Shares on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the Securities.

   Under agreements the Trust may enter into, underwriters, dealers, and agents who participate in the distribution of Securities may be entitled to indemnification by the Trust against certain liabilities, including liabilities under the Securities Act.

   Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, the Trust in the ordinary course of business.

   If so indicated in the Prospectus Supplement, the Trust will authorize underwriters or other persons acting as the Trust's agents to solicit offers by certain institutions to purchase Securities from the Trust pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Trust. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                                LEGAL OPINIONS

   The legality of the Securities offered hereby is being passed upon for the Trust by Kirkpatrick & Lockhart LLP, 1800 Massachusetts Avenue, N.W., Washington, D.C. 20036-1800. Certain REIT tax matters relating to the Trust are being passed upon by Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109. Brown & Wood LLP, One World Trade Center, New York, New York 10048-0557 will act as counsel to any underwriters, dealers or agents.

                                    EXPERTS

   The Consolidated Financial Statements and Schedules of the Trust as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997 incorporated herein by reference have been incorporated herein in reliance on the reports dated February 5, 1998 of Grant Thornton LLP, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

   With respect to the unaudited interim financial information included in the Trust's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 which are incorporated herein by reference, Grant Thornton LLP has applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports dated May 5, 1998 and August 5, 1998 included in the Trust's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Grant Thornton LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

                     [LOGO] Federal Realty Investment Trust


                1,900,000 Common Shares of Beneficial Interest


                           -------------------------

                             PROSPECTUS SUPPLEMENT

                                 June 6, 2002

                           -------------------------


                              Wachovia Securities